Exhibit 99.4
DIRECTOR COMPENSATION

Director Compensation

Annual Compensation

Directors who are our employees are not separately compensated by us for their service on our board of directors. Directors who were employed by our Former Principal Equityholders were not compensated by us for their service on our board of directors. For our other directors, referred to collectively herein as “non-employee directors,” we pay an annual cash retainer for their service on our board. The annual cash retainer is paid to such directors in quarterly installments in arrears. The amount of the annual cash retainer depends on whether the director serves as a member or as chairman on the committees of the board.

For 2017, our non-employee directors were entitled to receive the following compensation:

•	An base annual cash retainer of $65,000.

•	An additional $50,000 annual cash retainer for the independent chairman of our board of directors.

•	An additional $40,000 annual cash retainer for the chairman of the audit committee and an additional $10,000 annual cash retainer for each other member of the audit committee.

•	An additional $10,000 annual cash retainer for the chairman of the nominating and corporate governance committee.

•

Effective May 2017, our lead independent director (Mr. Lane) was entitled to receive an additional $35,000 annual cash retainer and each member of the compensation committee (other than the chairman) was entitled to receive an additional $10,000 cash retainer.

•

In addition to cash retainers, our board of directors and compensation committee have determined that it is important to include an equity component in director compensation, because they believe it is important for our directors who receive compensation from us to build and maintain a long-term ownership position in our business, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. In furtherance of this objective, each non-employee director receives an annual equity award of restricted stock units (“RSUs”). For 2017, each non-employee director (other than Mr. Eller) received an RSU grant with a grant date fair value of $130,000, consistent with RSU awards granted in 2016. The number of shares subject to the RSU grant is determined by dividing the aggregate grant date fair value by the closing price of our Class A common stock on the grant date. The annual RSU award vests in full on the first anniversary of the grant date, subject to the director’s continued service through such vesting date.

We also reimburse each of our directors for reasonable travel and other related expenses incurred to attend board and committee meetings.

Deferred Compensation Plan

Pursuant to the Taylor Morrison Home Corporation Non-Employee Director Deferred Compensation Plan (the “Director Plan”), non-employee directors may, for any calendar year, irrevocably elect to defer (i) receipt of shares of our Class A common stock the director would have received upon vesting of RSUs granted as an annual equity award and (ii) receipt of all or a portion of their cash compensation earned for their service on our board of directors, in each case, in the form of unfunded deferred stock units (“DSUs”) under the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (as amended and restated from time to time, the “2013 Omnibus Plan”). The purpose of the Director Plan is to enhance our ability to attract and retain non-employee directors with training, experience and ability who will promote our interests and to directly align the interests of such non-employee directors with the interests of our stockholders. DSUs in respect of deferred equity awards are subject to the same vesting conditions as RSUs granted as annual equity awards and vest in full on the first anniversary of the date the RSUs are granted, subject to the director’s continued service on such vesting date. DSUs in respect of the director’s deferred cash compensation are fully vested as of the grant date and settle in a number of shares of our Class A common stock equal to the amount of cash compensation deferred divided by the closing price of our Class A common stock on the date the cash compensation is deferred. DSUs and dividend equivalents thereon have no voting rights until the Class A common stock underlying such DSUs are delivered and are settled in shares of Class A common stock upon the earlier of a separation from service or a change in control.

16 | Taylor Morrison Home Corporation Notice of 2018 Annual Meeting of Stockholders and Proxy Statement

DIRECTOR COMPENSATION

Stock Retention Policy

Our board of directors has adopted a stock retention policy that requires non-employee directors to own shares of our Class A common stock having an aggregate value no less than three times such director’s annual cash retainer. Generally, non-employee directors must achieve the required minimum retention level within three years from the date of their election to our board of directors, however, with respect to our non-employee directors who were serving as of August 27, 2015, such directors will have until August 27, 2018 to achieve the required minimum retention level.

2017 Director Compensation Table

The following table summarizes the compensation earned by, or awarded or paid to, those of our directors who, for the year ended December 31, 2017, were compensated for their service as directors. None of our other directors (i.e., those not in the table) earned, were awarded or were paid any compensation from us for the year ended December 31, 2017, for their service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Timothy R. Eller	47,917	219,366	267,283
James Henry	105,000	130,000	235,000
Peter Lane	102,083	130,000	232,083
Anne L. Mariucci	75,000	130,000	205,000
David C. Merritt	75,000	130,000	205,000

(1)

All non-employee directors received in 2017 an annual cash retainer of $65,000. Mr. Henry received an additional annual cash retainer of $40,000 for his service as the chairman of our audit committee. Mr. Lane received an additional cash annual retainer of $10,000 for his service as the chairman of our nominating and corporate governance committee and prorated annual retainer fees for serving as our lead independent director and as a member of the compensation committee for part of 2017. Ms. Mariucci and Mr. Merritt each received an additional annual cash retainer of $10,000 for their audit committee service.

Mr. Lane elected to defer all of his cash retainer under the Director Plan for 2017 and received awards of DSUs in March 2017, June 2017, September 2017 and December 2017 covering, in the aggregate, 3,863 shares of our Class A common stock (which number of DSUs represents, in the aggregate, each quarterly cash payment of Mr. Lane’s annual retainer fee divided by the closing price of our Class A common stock reported on the NYSE on the applicable payment date). The value of these DSUs is included in this column. These DSUs are not reflected in a separate column in the table. Mr. Lane will receive one final DSU award at the end of the first quarter of 2018 with respect to his 2017 cash retainer fees.

As chairman of our board of directors for a portion of 2017, Mr. Eller was eligible to receive an additional annual cash retainer of $50,000. Mr. Eller retired as a director effective as of May 31, 2017, the date of our 2017 Annual Meeting. The amount reported in this column for Mr. Eller reflects the prorated cash retainer that he was entitled to receive in respect of his director and chairman service during fiscal 2017.

(2)

On May 31, 2017, each of Mr. Henry and Ms. Mariucci received an annual equity grant of 5,591 RSUs, each valued at $23.25 per share, which was the closing sale price of our Class A common stock on the date of grant. The amount in this column reflects the aggregate grant date fair value of the award calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Messrs. Lane and Merritt each elected to defer all of his 2017 annual RSU awards under the Director Plan and, instead, each received an annual equity grant of 5,591 DSUs valued at $23.25 per share, which was the closing sale price of our Class A common stock on the date of grant. The amount in this column reflects the aggregate grant date fair value of the RSU award calculated in accordance with FASB ASC 718.

The amount reported for Mr. Eller represents the incremental fair value recognized under FASB ASC Topic 718 in connection with our accelerating the vesting of his remaining New TMM Units (and a corresponding number of shares of our Class B common stock) in connection with his retirement from our board of directors (see also footnote 3(a) below).

(3)

As of December 31, 2017, the aggregate number of outstanding options, RSUs, DSUs and New TMM Units (and a corresponding number of shares of our Class B common stock), in each case as described below, subject to awards outstanding held by each of the our non-employee directors were as set forth in the table below. As described below under “Compensation Discussion and Analysis—Key Elements of Executive Compensation Program—New TMM Units and Holding Vehicle Performance Units,” each New TMM Unit is paired with a share of our Class B common stock. There are no voting rights associated with the New TMM Units, whether vested or unvested, but each share of Class B common stock carries one vote, including both vested and unvested shares of Class B common stock.

Taylor Morrison Home Corporation Notice of 2018 Annual Meeting of Stockholders and Proxy Statement  | 17

DIRECTOR COMPENSATION

Name	Options (#)	RSUs (#)	DSUs (#)	New TMM Units (#)
Timothy R. Eller(a)	—	—	—	63,695
James Henry	11,364	5,591	—	—
Peter Lane(b)	—	—	24,863	31,848
Anne L. Mariucci	9,960	5,591	—	—
David C. Merritt(c)	12,525	—	20,971	—

(a)

Prior to our IPO, Mr. Eller held equity in our business that was subject to service-based vesting conditions, under which Mr. Eller vested in 20% of his award on June 29 of each of 2013 through 2017. As part of the reorganization transactions that occurred in connection with our IPO, he received New TMM Units. The New TMM Units figure in the table represents the total number of New TMM Units (and a corresponding number of shares of our Class B common stock) held by Mr. Eller. As of his May 31, 2017 retirement from our board of directors, all of these New TMM Units (and a corresponding number of shares of our Class B common stock) were vested. In connection with his retirement from our board of directors, we accelerated the vesting of his remaining 12,739 New TMM Units (and a corresponding number of shares of our Class B common stock), which were scheduled to vest on June 29, 2017.

(b)

Prior to our IPO, Mr. Lane held equity in our business that was subject to service-based vesting conditions, under which Mr. Lane vested in 20% of his award on June 29 of each of 2013 through 2017. As part of the reorganization transactions that occurred in our IPO, he received New TMM Units. The New TMM Units figure in the table represents the total number of New TMM Units (and a corresponding number of shares of our Class B common stock) held by Mr. Lane. As of December 31, 2017, all of these New TMM Units (and a corresponding number of shares of our Class B common stock) were vested. Of the DSUs reported for Mr. Lane, 5,591 were unvested as of December 31, 2017.

(c)	Of the DSUs reported for Mr. Merritt, 5,591 were unvested as of December 31, 2017.

Looking Ahead—2018 Non-Employee Director Compensation

For 2018, our non-employee directors’ base annual cash retainer and the value of their annual RSU grant remained unchanged, however, we made the following changes with respect to the annual cash fee portion of our non-employee directors’ annual compensation package:

•

The annual cash retainer for the chairman of our nominating and corporate governance committee was increased from $10,000 to $20,000, and the other members of our nominating and corporate governance committee will receive an additional $10,000 annual cash retainer.

•	The chairman of our compensation committee will receive an additional $30,000 annual cash retainer.

18 | Taylor Morrison Home Corporation Notice of 2018 Annual Meeting of Stockholders and Proxy Statement